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                                                                 Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-4, No. 333-85938) and related Prospectus of The Manitowoc Company, Inc. for the registration of 2,243,590 shares of its common stock with attached 997,152 common stock purchase rights and to the incorporation by reference therein of our report dated April 19, 2001, with respect to the consolidated financial statements of Potain Group S.A. included in The Manitowoc Company, Inc.'s Current Report on Form 8-K dated May 11, 2001, filed with the Securities and Exchange Commission.

                                        Ernst and Young Audit

                                        /s/ Ernst and Young Audit
                                           -----------------------------------

                                        Represented by Daniel Mary-Dauphin


May 14, 2002
Lyon, France